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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GSI Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED JUNE 30, 2015

July [    ], 2015
Dear Stockholder:

         This year's annual meeting of stockholders will be held on [                        ], 2015, at [        ] p.m. local time, at the offices of DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, California 94303. You are cordially invited to attend.

         This year's annual meeting is a particularly important one, and YOUR vote is extremely important.

         As you may be aware, Vertex Opportunities Fund, LP (which we refer to as Vertex) has notified us that it intends to nominate four persons for election as directors at the annual meeting in opposition to the nominees recommended by our Board of Directors. You may receive solicitation materials from Vertex, including proxy statements and [color] proxy cards. We are not responsible for the accuracy of any information provided by or relating to Vertex or its nominees contained in solicitation materials filed or disseminated by or on behalf of Vertex or any other statements Vertex may make.

         Our Board of Directors does not endorse any Vertex nominee and unanimously recommends that you vote on the WHITE proxy card or voting instruction form FOR all of the nominees proposed by our Board of Directors. The Board of Directors strongly urges you not to sign or return any proxy card sent to you by Vertex. If you have previously submitted a proxy card sent to you by Vertex, you may revoke that proxy and vote for our Board of Directors' nominees and on the other matters to be voted on at the annual meeting by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

         The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. A copy of GSI Technology's Annual Report to Stockholders is also enclosed for your information.

         After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed WHITE proxy card in the accompanying prepaid envelope. Alternatively, you may vote your shares via the Internet or by telephone. Instructions regarding these methods of voting are provided on the proxy card.

         Whether or not you plan to attend the annual meeting, we urge you to sign, date and return the enclosed WHITE proxy card or vote via the Internet or by telephone at your earliest convenience.

         We look forward to seeing you at the annual meeting. If you have any questions, require assistance with voting your WHITE proxy card or need additional copies of the proxy materials, please contact:

Toll Free at (800) 322-2885
Call Collect at (212) 929-5500
By Email at proxy@mackenziepartners.com

Sincerely yours,
Lee-Lean Shu President, Chief Executive Officer and Chairman

PRELIMINARY PROXY STATEMENT,
SUBJECT TO COMPLETION DATED JUNE 30, 2015

1213 Elko Drive
Sunnyvale, CA 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held [                ], 2015

TO THE STOCKHOLDERS:

        Notice is hereby given that the annual meeting of the stockholders of GSI Technology, Inc., a Delaware corporation, will be held on [                        ], 2015, at [        ] p.m. local time, at the offices of DLA Piper LLP (US) located at 2000 University Avenue, East Palo Alto, California 94303, for the following purposes:

  1.
  To elect seven persons to serve on our Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016;

  3.
  To vote on an advisory (non-binding) resolution regarding the fiscal 2015 compensation of the executive officers named in the Summary Compensation Table included in the proxy statement for the annual meeting; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        These business items are described more fully in the Proxy Statement accompanying this Notice.

        Vertex Opportunities Fund, LP (which we refer to as Vertex) has notified us that it intends to nominate four persons for election as directors at the annual meeting in opposition to the nominees recommended by our Board of Directors. Our Board of Directors does not endorse any Vertex nominee and unanimously recommends that you vote on the WHITE proxy card or voting instruction form FOR all of the nominees proposed by our Board of Directors and FOR Proposals No. 2 and 3. The Board of Directors strongly urges you not to sign or return any proxy card that may be sent to you by Vertex. If you have previously submitted a proxy card sent to you by Vertex, you may revoke that proxy and vote for our Board of Directors' nominees and on the other matters to be voted on at the annual meeting by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

        Stockholders of record at the close of business on July 10, 2015 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1213 Elko Drive, Sunnyvale, California 94089.

Robert Yau Secretary

Sunnyvale, California
July [    ], 2015

IMPORTANT:    Please vote your shares via the Internet or by telephone, in accordance with the instructions contained in the accompanying materials, or by dating and signing the WHITE proxy card and returning it in the accompanying postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your WHITE proxy card or submitted your proxy via the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [                        ], 2015:    Our proxy statement is enclosed. Financial and other information concerning GSI Technology, Inc. is contained in our annual report to stockholders for the fiscal year ended March 31, 2015. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the notice of annual meeting, proxy statement, proxy card and annual report to stockholders, may be viewed and downloaded at: http://gsitechnology.mwnewsroom.com/Proxy-Materials.

i

GSI TECHNOLOGY, INC.
1213 Elko Drive
Sunnyvale, CA 94089

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held [                ], 2015

        The accompanying proxy is solicited by the Board of Directors of GSI Technology, Inc., a Delaware corporation, for use at its annual meeting of stockholders to be held on [                ], 2015, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about July [                ], 2015. References in this proxy statement to the "Company," "we," "our," "us" and "GSI Technology" are to GSI Technology, Inc., and references to the "annual meeting" are to the 2015 Annual Meeting of Stockholders. When we refer to the Company's fiscal year, we mean the annual period ending on March 31. This proxy statement covers our fiscal year ended March 31, 2015 ("fiscal 2015").

INFORMATION CONCERNING SOLICITATION AND VOTING

Why am I receiving these proxy materials?

        We sent you this proxy statement and the WHITE proxy card because your Board of Directors is soliciting your proxy to vote at the annual meeting. This proxy statement contains important information that is intended to assist you in making informed decisions regarding your vote.

What items of business will be voted on at the annual meeting?

        Stockholders will vote on three proposals at the annual meeting:

  •
  to elect seven persons to serve on our Board of Directors until the 2016 annual meeting (Proposal No. 1);

  •
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016 (Proposal No. 2); and

  •
  to vote on an advisory (non-binding) resolution to approve the fiscal 2015 compensation of our named executive officers (as defined in this proxy statement) (Proposal No. 3).

        We will also consider any other business that properly come before the annual meeting.

What is a proxy?

        A proxy is your designation of another person or persons to vote your shares on your behalf. By properly signing and returning the enclosed WHITE proxy card, or by voting via the Internet or by telephone, you give the persons designated as proxies by our Board of Directors the authority to vote your shares in the manner that you specify.

How does the Board recommend that I vote my shares?

        Our Board of Directors unanimously recommends that you vote your shares:

  •
  FOR all of the Board's nominees for director, as listed and described under Proposal No. 1;

  •
  FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016; and

  •
  FOR approval of the advisory (non-binding) resolution approving the fiscal 2015 compensation of our named Executive Officers.

Will other candidates be nominated for election as directors at the annual meeting in opposition to the Board's nominees?

        Vertex Opportunities Fund, LP, a stockholder of GSI Technology, has notified us that it intends to nominate four persons for election as directors at the annual meeting in opposition to the nominees recommended by our Board of Directors. The Board of Directors does not endorse any of the proposed Vertex nominees.

What should I do if I receive a proxy card from Vertex?

        If Vertex proceeds with its proposed alternate nominations, you may receive proxy materials from Vertex. The GSI Technology Board of Directors does not endorse any Vertex nominee and unanimously recommends that you disregard and not sign or return any proxy card that may be sent to you by Vertex or any person other than GSI Technology. Even a "withhold" vote with respect to the Vertex nominees submitted on a Vertex proxy card will cancel a proxy that you have previously given. If you submit a proxy card or voting instruction form sent to you by Vertex or any person other than GSI Technology, you may revoke that proxy and vote FOR the Board of Directors' nominees by signing, dating and returning the enclosed WHITE proxy card or by voting via the Internet or by telephone in accordance with the instructions provided on the WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

What should I do if I receive more than one WHITE proxy card or other set of proxy materials from GSI Technology?

        Please sign, date and return all WHITE proxy cards you receive from GSI Technology. If you choose to vote via the Internet or by telephone, please vote once for each WHITE proxy card you receive. Only your latest dated proxy will be voted. If Vertex proceeds with its previously announced alternative director nominations, we will likely conduct multiple mailings prior to the annual meeting date to ensure stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted. If you wish to vote as recommended by our Board of Directors then you should only submit WHITE proxy cards.

Who is entitled to vote at the annual meeting?

        Only stockholders of record at the close of business on July 10, 2015 (the "Record Date") are entitled to vote at the annual meeting. As of the Record Date, [                ] shares of our common stock were outstanding.

How many shares must be present to hold the annual meeting?

        The presence of the holders of a majority of all shares outstanding and entitled to vote, whether in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

How many votes do I have?

        Each stockholder is entitled to cast one vote for each share of our common stock held on the Record Date.

If I am a stockholder of record, how do I vote?

        If your shares are registered directly in your name with our transfer agent, you are considered to be the stockholder of record with respect to those shares, and these proxy materials have been sent directly to you. If you are a stockholder of record, there are four ways to vote your shares:

  •
  by completing, signing and dating your WHITE proxy card and returning it in the envelope provided;

  •
  via the Internet by following the instructions on the WHITE proxy card you received;

  •
  by telephone by following the instructions on the WHITE proxy card; or

  •
  by attending the annual meeting and voting in person.

If I am a beneficial owner of shares, how do I vote?

        If your shares are held for you in an account with a broker, bank or similar organization, you are considered the "beneficial owner" of those shares, which are generally referred to as being held in "street name," and you should have received these proxy materials from that organization. If you are a beneficial owner of shares held in street name, there are several ways to vote your shares:

  •
  by completing, signing and dating the WHITE voting instruction form provided by the organization that holds your shares and returning the form to that organization, which will vote your shares in accordance with your instructions;

  •
  if your broker, bank or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well; or

  •
  by attending the annual meeting and voting in person. However, in order to vote in person, you must obtain a legal proxy from the organization that holds your shares. Follow the instructions from the broker, bank or other organization holding your shares to obtain such a proxy.

What happens if I do not provide specific voting instructions?

        If you are a shareholder of record and you return a signed and dated WHITE proxy card without providing specific voting instructions, the persons named as proxy holders will vote your shares in the manner recommended by the Board of Directors on all of the proposals described in this proxy statement. If any other matter is properly presented at the meeting, the proxy holders will vote your shares as they may determine in their discretion.

        If you are the beneficial owner of shares held in street name and do not provide specific voting instructions to the organization that holds your shares, the organization may generally vote your shares at their discretion on "routine matters" but cannot vote on "non-routine" matters.

        Typically, "non-routine" matters would include the election of directors (Proposal No. 1) and the advisory (non-binding) vote on executive compensation (Proposal No. 3), while "routine" matters would include the ratification of the appointment of our independent registered public accounting firm (Proposal No. 2).

        However, when a matter to be voted on at a stockholders meeting is the subject of a contested solicitation, banks, brokers and other nominees do not have discretion to vote your shares on that matter. Accordingly, if Vertex proceeds with its proposed nominations and files definitive proxy materials to contest the election of the Company's directors, all of the proposals described in this proxy statement will be "non-routine" matters, and banks, brokers and other nominees will not be permitted to vote your shares on any of those proposals without your specific instructions.

How many votes are needed to elect directors?

        Members of the GSI Technology Board of Directors are elected by plurality vote. Accordingly, the seven persons duly nominated at the annual meeting who receive the highest number of FOR votes will be elected as directors.

How many votes are needed to approve the other proposals?

        The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal No. 2) and approval of the advisory (non-binding) vote regarding fiscal 2015 executive officer compensation (Proposal No. 3) each require the affirmation vote of a majority of the shares represented at the annual meeting.

How are broker non-votes and abstentions treated?

        A "broker non-vote" occurs when a broker, bank or other nominee holds shares in street name for the beneficial owner but, with respect to a particular proposal, does not have discretionary authority to vote the shares (i.e., it is a "non-routine" matter) and has not received timely voting instructions from the beneficial owner.

        Broker non-votes and abstentions are counted as present for purposes of determining whether a quorum is present at the meeting.

        Broker non-votes will have no effect on the election of directors (Proposal No. 1) and will not affect the outcome of Proposal Nos. 2 or 3, each of which requires the affirmative vote of a majority of shares represented and voting at the annual meeting.

        In order that your shares are properly voted, we encourage you to provide specific voting instructions with respect to each proposal to any organization that holds your shares in street name by carefully following the organization's voting instructions.

Can I revoke my proxy or change my vote?

        Yes. You may revoke your proxy and change your vote at any time before the polls close at the annual meeting.

        If you are a shareholder of record, you may revoke your proxy and change your vote in any of the following ways:

  •
  by signing and returning a proxy card with a later date;

  •
  by voting again via the Internet or by telephone prior to 11:59 p.m., Eastern Time, on [                ], 2015;

  •
  by voting in person at the annual meeting; or

  •
  by giving written notice of revocation to the Company's Corporate Secretary.

Please note that attendance at the annual meeting, in and of itself, will not revoke your proxy.

        If you are the beneficial owner of shares held in street name, you may revoke your proxy and change your vote in any of the following ways:

  •
  by signing and returning an instruction form with a later date;

  •
  by voting again via the Internet or by telephone (if such voting is allowed by your broker, bank or other nominee) prior to 11:59 p.m., Eastern Time, on [                ], 2015; or

  •
  by voting in person at the annual meeting (although, as noted above, in order to vote at the annual meeting, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares).

How will the votes be counted?

        Votes taken at the annual meeting will be counted by an independent inspector of election appointed by the Company.

How can I find out the results of the voting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be tabulated by the inspector of election. We will publish voting results known to us in a Form 8-K report to be filed with the Securities and Exchange Commission within four business days after the annual meeting. If final results are not available to use at the time of such filing, we will file an amendment to the Form 8-K report to publish the final results within four business days after they are known to us.

Who will solicit proxies on behalf of the Board of Directors?

        Proxies may be solicited by our directors and certain executive officers of the Company that are identified as "participants" on Appendix A to this proxy statement. Solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail or personal solicitation. None of the participants will receive additional compensation for assisting with the solicitation. Additionally, the Board has retained MacKenzie Partners, Inc., a professional proxy solicitation firm, which may solicit proxies on the Board's behalf.

        You may also be solicited by press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

Who will bear the cost of the solicitation of proxies?

        We will pay for the entire cost of soliciting proxies on behalf of GSI Technology. We will also reimburse brokerage firms, banks and other agents, upon their request, for the costs of forwarding our proxy materials to beneficial owners of stock held in their name.

        Our aggregate additional expenses related to the solicitation of proxies for this year's annual meeting that are beyond those normally associated with soliciting proxies for an annual meeting due to the potential proxy contest, and excluding salaries and wages of our regular employees, are expected to be approximately $ [                        ].

        We estimate that MacKenzie Partners, Inc. will receive fees of $[                        ], plus reasonable out-of pocket expenses incurred on our behalf, for its assistance in the solicitation of proxies. MacKenzie Partners, Inc. has advised us that approximately [                        ] of its employees will be involved in the solicitation of proxies on our behalf, which may be conducted by personal interview, mail, telephone, facsimile, email communication or otherwise. In addition, MacKenzie Partners, Inc. and certain related persons will be indemnified against certain liabilities arising out of or in connection with its engagement. The remainder of the additional expenses will cover fees of outside counsel to advise us in connection with the possible contested solicitation of proxies, increased mailing costs, such as the costs of additional mailings of solicitation materials to stockholders (including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners) and the cost of retaining an independent inspector of election.

How can I attend the annual meeting?

        You are entitled to attend the annual meeting only if you are a stockholder of record or a beneficial owner of shares of our common stock as of the close of business on the Record Date, or you hold a valid proxy for the annual meeting. Stockholders who plan to attend the meeting must present valid photo identification. If you hold your shares in street name, please also bring proof of your share ownership, such as a broker's statement showing that you owned shares of the Company's common stock on the Record Date. As noted above, a legal proxy is required if you hold your shares in a street name and you plan to vote in person at the annual meeting. Stockholders of record will be verified against an official list available at the annual meeting. The company reserves the right to deny admittance to anyone who cannot adequately show proof of ownership as of the Record Date.

Who can answer my questions?

        Your vote at this year's meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope promptly or vote via Internet or by telephone. If you have any questions or require assistance in the voting of your shares, please call MacKenzie Partners, Inc., the firm assisting us in the solicitation of proxies:

Toll Free at (800) 322-2885
or
Call Collect at (212) 929-5500

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        We have a Board of Directors consisting of seven directors who will serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

        The Board of Directors' nominees for election at the annual meeting are Jack A. Bradley, E. Thomas Hart, Haydn Hsieh, Ruey L. Lu, Lee-Lean Shu, Arthur O. Whipple and Robert Yau, all of whom currently serve on the Board of Directors. Messrs. Hart and Bradley were appointed as new independent directors in March 2015 to fill two newly-created positions on the Board. If elected, the seven nominees will serve as directors until our annual meeting of stockholders in 2016 and until their successors are duly elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

        These seven nominees represent a balance of directors with a history of service on the Board and newer directors with a strong mix of relevant experience. Our Nominating and Governance Committee and Board of Directors have evaluated each of our nominees against the factors and principles we use to select nominees for director. Based on this evaluation, our Nominating and Governance Committee and Board of Directors concluded that it is in the best interests of GSI Technology, Inc. and its stockholders for each of the seven nominees named above to serve as a member of the Board of Directors.

        Vertex has notified us of its intent to nominate four persons for election as directors at the annual meeting. The Board of Directors does not endorse any Vertex nominee and urges you not to sign or return any proxy card that may be sent to you by Vertex. Voting to WITHHOLD with respect to any of the Vertex nominees on its proxy card is not the same as voting for the Board's nominees because a vote to WITHHOLD with respect to any of the Vertex nominees on its proxy card will revoke any proxy you previously submitted. If you have already voted using a proxy card sent to you by Vertex, you have every right to change your vote by voting via the Internet or by telephone by following the instructions on the enclosed WHITE proxy card, or by completing and mailing the WHITE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted. Any proxy may be revoked at any time prior to its exercise at the annual meeting by following the instructions on page 4. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or collect at (212) 929-5500.

        If a quorum is present and voting, the seven nominees for director receiving the greatest number of votes will be elected. A WITHHOLD vote will have no effect on the vote. Our Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

        The Board of Directors unanimously recommends a vote FOR the nominees named above.

        The following table sets forth information regarding our current directors, each of whom is a nominee for election at the annual meeting, as of June 30, 2015:

Nominee's Name	Principal Occupation	Age	Director Since
Jack A. Bradley	Partner, David Powell Financial Services	66	2015
E. Thomas Hart	Non-executive Chairman of the Board of QuickLogic Corporation	73	2015
Haydn Hsieh	Chairman and Chief Executive Officer of Wistron NeWeb Corp.	60	2008
Ruey L. Lu	President of eMPIA Technology	59	2000
Lee-Lean Shu	President, Chief Executive Officer and Chairman of the Board of Directors of GSI Technology	60	1995
Arthur O. Whipple	North American Chief Financial Officer of ABBYY USA Software House, Inc.	67	2007
Robert Yau	Vice President, Engineering and Secretary of GSI Technology	62	1995

Business Experience of Director Nominees

        Set forth below is a description of the business experience of each director nominee, including a discussion of the specific experience, qualifications, attributes and skills that led our Nominating and Governance Committee and our Board of Directors to conclude that those individuals should serve as directors.

        Jack A. Bradley has served as a member of our Board of Directors since March 2015. Mr. Bradley has been a partner in David Powell Financial Services, an advisor to early stage companies, since September 2014. From February 2006 through March 2013, Mr. Bradley served as Chief Executive Officer of Packet Design, Inc. ("PDI"), a venture capital-funded company that developed and marketed analytic management systems for data communications. From March 2001 to February 2006, Mr. Bradley served as Chief Financial Officer of Packet Design, LLC, a developer of networking infrastructure software that spun off several networking companies, including PDI. Prior to joining Packet Design, LLC, Mr. Bradley held senior operational and financial management positions with several networking and communications companies, including Cisco Systems, Inc. (General Manager of Video Internet Services Business Unit), Network Computing Devices, Inc. (Chief Financial Officer and Interim Chief Executive Officer), 3Com Corporation (Vice President and General Manager, International Division), and Bridge Communications, Inc. (Chief Financial Officer). Mr. Bradley holds a B.S. degree in Accounting from the University of San Francisco. Mr. Bradley brings over 30 years' experience in executive management positions with public and private companies engaged in the software, systems and semiconductor industries. In particular, his extensive experience in the networking and communications industries, markets that our products serve, enable him to bring fresh insights to the Board.

        E. Thomas Hart has served as a member of our Board of Directors since March 2015. Mr. Hart currently serves as non-executive Chairman of the Board of QuickLogic Corporation, a Nasdaq-listed fabless semiconductor company that designs, markets and supports semiconductor and software algorithm solutions primarily for manufacturers of mobile, consumer and enterprise communication products. Mr. Hart previously served as QuickLogic's President and Chief Executive Officer from June 1994 to March 2009, its Chairman and Chief Executive Officer from March 2009 to January 2011 and its Executive Chairman from January 2011 to January 2014. Prior to joining QuickLogic, Mr. Hart held senior management positions in operations, engineering, sales and marketing with several semiconductor companies, including National Semiconductor Corporation and Motorola, Inc. Mr. Hart also currently serves as Chairman of the Board of the Silicon Valley Chapter of the Association for

Corporate Growth and is a Board Leadership Fellow of the National Association of Corporate Directors. Mr. Hart holds a B.S. degree in Electrical Engineering from the University of Washington. Mr. Hart's many years of executive leadership in the semiconductor industry, and particularly, his experience as chief executive officer and chairman of a Nasdaq-listed fabless semiconductor company, will enable him to make valuable contributions as the Board guides GSI Technology in the coming years.

        Haydn Hsieh has served as a member of our Board of Directors since August 2008. Mr. Hsieh has served as the Chief Executive Officer of Wistron NeWeb Corp., a manufacturer of wireless communications products, since June 2000, its Vice Chairman from June 2000 through June 2014, and its Chairman since June 2014. From February 1981 through June 2000, Mr. Hsieh served in various management capacities at several divisions of Acer Group, a manufacturer of personal computers and related products, including President of the Mobile Computing Business Unit and Senior Vice President of Acer Inc. Mr. Hsieh holds a B.S. degree in Electrical Engineering from Tatung Institute of Technology and participated in the Executive Program at the Graduate School of Business Administration of National Chengchi University in Taiwan. Mr. Hsieh's broad management background provides relevant experience in a number of strategic and operational areas. Moreover, his management experience with, and service as an outside board member to, companies headquartered in Taiwan provides him with relevant insight into that country, where GSI Technology has significant operations, as well as a valuable perspective on global business operations.

        Ruey L. Lu has served as a member of our Board of Directors since October 2000. Mr. Lu is the President of eMPIA Technology Corp., a semiconductor solutions company, which he founded in January 2002. From March 1993 to December 2000, Mr. Lu served as President of ARK Logic, a storage device and software applications company, which he founded. From October 1989 to February 1993, Mr. Lu served as Director of Engineering in the Imaging Product Division of Western Digital Corporation, an information storage company. Mr. Lu holds a B.S. degree in Electrical Engineering from Taipei Institute of Technology and an M.S. degree in Electrical Engineering from the University of Missouri. Mr. Lu's experience as President of eMPIA Technology and in executive roles at ARK Logic and Western Digital has provided him with broad industry and executive experience. Moreover, his management experience with a company headquartered in Taiwan provides him with relevant insight into that country, where GSI Technology has significant operations, as well as a valuable perspective on global business operations.

        Lee-Lean Shu co-founded our company in March 1995 and has served as our President and Chief Executive Officer and as a member of our Board of Directors since our inception. In October 2000, Mr. Shu became Chairman of our Board. From January 1995 to March 1995, Mr. Shu was Director, SRAM Design at Sony Microelectronics Corporation, a semiconductor company and a subsidiary of Sony Corporation, and from July 1990 to January 1995, he was a design manager at Sony Microelectronics Corporation. Mr. Shu holds a B.S. degree in Electrical Engineering from Tatung Institute of Technology and an M.S. degree in Electrical Engineering from the University of California, Los Angeles. It is our policy that our Chief Executive Officer should serve on our Board. In addition, Mr. Shu's role as a co-founder of our company and his day-to-day involvement in the management of our business has provided him with extensive knowledge and understanding of GSI Technology and its industry. As Chief Executive Officer, he is in a unique position to provide our Board with insight and information related to our business and operations and to participate in the ongoing review of strategic issues.

        Arthur O. Whipple has served as a member of our Board of Directors since August 2007, and was appointed lead director in June 2010. Mr. Whipple has served as North American Chief Financial Officer of ABBYY USA Software House, Inc., a privately-held software developer, since April 2015, initially in a consulting capacity and since June 2015 as an employee. From August 2014 to January 2015, Mr. Whipple was Director of Finance of Avago Technologies, a provider of analog, digital, mixed signal and optoelectronics components and subsystems. Mr. Whipple served as Chief Financial Officer of PLX Technology, Inc., a semiconductor device manufacturer, from February 2007 until its acquisition by Avago in August 2014. From March 2005 to February 2007, Mr. Whipple was employed by Silicon Storage Technology, Inc., a storage semiconductor manufacturer, where his last position was Vice President of Finance and Chief Financial Officer. From April 1998 to March 2005, Mr. Whipple was employed by QuickLogic Corporation, where he served in several management capacities, including Vice President of Finance and Chief Financial Officer, Vice President and General Manager, Logic Products, and Vice President, Business Development. In 2004 and 2005, Mr. Whipple also served as a financial consultant to Technovus, Inc., a privately-held fabless semiconductor manufacturer. Mr. Whipple holds a B.S. degree in Electrical Engineering from the University of Washington and an M.B.A. from Santa Clara University. Mr. Whipple's experience as a chief financial officer and in other finance roles has provided him with broad experience in finance including accounting, financial reporting and compliance with U.S. federal securities laws. He also brings strong leadership skills and knowledge of engineering and operations, gained through his years of financial and operational management at companies engaged in various segments of the semiconductor industry.

        Robert Yau co-founded our company in March 1995 and has served as our Vice President, Engineering and as a member of our Board of Directors since our inception. From December 1993 to February 1995, Mr. Yau was design manager for specialty memory devices at Sony Microelectronics Corporation. From 1990 to 1993, Mr. Yau was design manager at MOSEL/VITELIC, a semiconductor company. Mr. Yau holds a B.S. degree in Electrical Engineering from the University of Texas at Arlington and an M.S. degree in Electrical Engineering from the University of California, Berkeley. As a co-founder, our Vice President, Engineering, and an expert in SRAM technology, Mr. Yau is able to provide the Board with an understanding of our technology and our product development strategy as well as expert perspective on industry trends and opportunities.

CORPORATE GOVERNANCE

Director Independence

        The Board of Directors has determined that, other than Lee-Lean Shu and Robert Yau, each of the members of the Board is an "independent director" for purposes of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, as the term relates to membership on the Board and the various Board committees. There are no family relationships between any of our directors or executive officers.

Board of Directors Leadership Structure

        Lee-Lean Shu serves as both our Chief Executive Officer and the Chairman of our Board of Directors. The Board believes that combining the role of Chairman and Chief Executive Officer is appropriate in the case of Mr. Shu, given his role in founding GSI Technology and his significant ownership stake and also because Mr. Shu is the Board member who is most familiar with our business strategy and most knowledgeable regarding our industry. The Board also believes that the combined role of Chairman and Chief Executive Officer facilitates the flow of information between the Board and management, improves the Board's ability to focus on key policy and operational issues and helps the Board operate in the long-term interests of our stockholders.

        The Board has determined that, at any time the office of Chairman is filled by our Chief Executive Officer or another employee of GSI Technology, a non-employee director, recommended by the Nominating and Governance Committee, shall be designated to serve as lead director. Arthur O. Whipple currently serves in that position. The lead director serves as the principal liaison between the independent directors and the Chairman. In that capacity, the lead director presides over executive sessions of the independent directors, chairs Board meetings in the Chairman's absence, and collaborates with the Chairman on agendas, schedules and materials for Board meetings. The Board believes that this leadership structure provides the appropriate balance of management and non-management oversight. The Nominating and Corporate Governance Committee periodically evaluates our leadership structure to ensure that we maintain a structure that is beneficial to us and our stockholders, and will recommend any appropriate changes to the Board.

The Board of Directors' Role in Risk Oversight

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, operational risks, financial risks, competitive risks and reputational risks. Management is responsible for the day-to-day management of the risks that we face, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. In addition, the Board is responsible for matters relating to management and Board succession planning.

        While the full Board of Directors is charged with ultimate oversight responsibility for risk management, committees of the Board also have responsibilities with respect to various aspects of risk management oversight. In particular, the Audit Committee plays a significant role in monitoring and assessing our financial and operational risks. The Audit Committee is also responsible for establishing and administering our code of conduct and reviewing transactions between the Company and any related parties. The Compensation Committee monitors and assesses risks associated with our compensation policies, and consults with management and the Board concerning the development of incentives that encourage a level of risk-taking consistent with our overall strategy, as further discussed under the heading "Compensation Discussion and Analysis." The Nominating and Governance Committee has oversight responsibility for corporate governance risks, including risks associated with director independence. Our executive management meets regularly to discuss our strategy and the risks that we face. Senior officers attend Board meetings where they are available to address questions or concerns raised by the Board regarding risk management related matters.

Executive Sessions

        Non-management directors generally meet in executive session without the presence of management, including our Chief Executive Officer and our Vice President, Engineering, at each regularly scheduled meeting of the Board. Mr. Whipple, in his capacity as lead director, acts as the presiding director for these executive sessions.

Committees and Meeting Attendance

        The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Board of Directors held fifteen meetings during the fiscal year ended March 31, 2015. During fiscal 2015, no director attended fewer than 97% of the total number of meetings of the Board and all of the committees of the Board on which such director served that were held during that period.

        Our Nominating and Governance Committee, as part of its governance review, evaluates the composition of each of our board committees to ensure that we maintain a structure that is beneficial to us and our stockholders, and recommends any appropriate changes to our Board of Directors.

        The following table sets forth the current members of each of our standing committees as of the date of this proxy statement:

Committee Member	Audit	Compensation	Nominating and Governance
Jack A Bradley	X		Chair
E. Thomas Hart		Chair	X
Haydn Hsieh	X	X
Ruey L. Lu		X	X
Arthur O. Whipple	Chair		X

  Audit Committee

        The members of the Audit Committee during fiscal 2015 were Messrs. Hsieh, Lu and Whipple (Chair). The Audit Committee held eight meetings during fiscal 2015. On May 6, 2015, the standing committees of the Board were re-constituted, and the current members of the Audit Committee are Messrs. Bradley, Hsieh and Whipple (Chair). Each of the members of the Audit Committee is independent for purposes of the Nasdaq Listing Rules as they apply to audit committee members. Messrs. Whipple and Bradley have been designated as "audit committee financial experts," as the term is defined in applicable SEC rules. The Audit Committee operates under a charter that is available on our website at www.gsitechnology.com. The functions of the Audit Committee include oversight, review and evaluation of our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

  Compensation Committee

        The members of the Compensation Committee during fiscal 2015 were Messrs. Hsieh (Chair), Lu and Whipple. The Compensation Committee held 11 meetings during fiscal 2015. On May 6, 2015, the standing committees of the Board were re-constituted, and the current members of the Compensation Committee are Messrs. Hart (Chair), Hsieh and Lu. Each of the members of the Compensation Committee is independent for purposes of the Nasdaq Listing Rules. The Compensation Committee operates under a charter that is available on our website at www.gsitechnology.com. The purpose of the Compensation Committee is to assist the Board of Directors in carrying out its responsibilities with respect to: (i) overseeing our compensation policies and practices; and (ii) reviewing and approving compensation and compensation procedures for our executive officers. The Compensation Committee's responsibilities include: periodically reviewing and advising the Board of Directors concerning overall compensation philosophy, policies and plans, including reviewing both regional and industry compensation practices and trends; identifying any peer group of companies to be used for comparison purposes; reviewing and approving all performance goals and objectives relevant to the compensation of all executive officers and assessing the achievement of such goals and objectives; determining and approving all compensation for our executive officers (including salary and incentive-based compensation and awards); making recommendations to the Board of Directors regarding the establishment and terms of incentive compensation plans, and administering such plans; and approving grants of options and other equity awards to all executive officers and other eligible individuals under our equity compensation plans. Other responsibilities of the Compensation Committee include: reviewing and approving compensation-related matters outside the ordinary course of business, including but not limited to employment contracts, change-in-control provisions, severance arrangements, and material amendments thereto; preparing an annual report on executive compensation, including a Compensation Discussion and Analysis, for inclusion in the proxy statement for our annual meeting of stockholders; monitoring and assessing risks associated with our compensation policies and consulting with management regarding such risks; and reporting to the Board of Directors on the Compensation Committee's activities on a regular basis. Regarding most compensation matters, including executive compensation, our management provides recommendations to the Compensation Committee. Additional information regarding the Compensation Committee and its activities is set forth under the heading "Executive Compensation" in this proxy statement.

  Nominating and Governance Committee

        The members of the Nominating and Governance Committee during fiscal 2015 were Messrs. Hsieh, Lu (Chair) and Whipple. The Nominating and Governance Committee held eight meetings during fiscal 2015. On May 6, 2015, the standing committees of the Board were re-constituted, and the current members of the Nominating and Governance Committee are Messrs. Bradley (Chair), Hart, Lu and Whipple. Each of the members of the Nominating and Governance Committee is independent for purposes of the Nasdaq Listing Rules. The Nominating and Governance Committee operates under a charter that is available on our website at www.gsitechnology.com. The Nominating and Governance Committee identifies prospective board candidates, recommends nominees for election to our Board of Directors, develops and recommends Board member selection criteria, considers committee member qualification, reviews and makes recommendations to the Board of Directors regarding Board and committee compensation, recommends corporate governance principles to the Board of Directors, and provides oversight in the evaluation of the Board of Directors and each committee.

Director Nominations

        The Nominating and Governance Committee is responsible for, among other things, the selection and recommendation to the Board of Directors of nominees for election as directors. When considering the nomination of directors for election at an annual meeting, the Nominating and Governance Committee reviews the needs of the Board of Directors for various skills, background and experience. When reviewing potential nominees, including incumbents, the Nominating and Governance Committee considers the perceived needs of the Board of Directors, the candidate's relevant background, experience and skills and his or her expected contributions to the Board of Directors. The Nominating and Governance Committee also seeks appropriate input from the Chief Executive Officer and other executive officers in assessing the needs of the Board of Directors for relevant background, experience and skills of its members.

        The Nominating and Governance Committee's goal is to assemble a Board of Directors that brings to GSI Technology a diversity of experience at policy-making levels in business and technology, and in areas that are relevant to GSI Technology's global activities. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective outlook and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are, or have been, affiliated. Director candidates must have sufficient time available, in the judgment of the Nominating and Governance Committee, to perform all Board and committee responsibilities that will be expected of them. Members of the Board of Directors are expected to rigorously prepare for, attend and participate in all meetings of the Board of Directors and applicable committees. While we do not have a specific policy regarding diversity, when considering the nomination of directors, the Nominating and Governance Committee does consider the diversity of its directors and nominees in terms of knowledge, experience, background, skills, expertise and other demographic factors. Other than the foregoing, there are no specific minimum criteria for director nominees, although the Nominating and Governance Committee believes that it is preferable that a majority of the Board of Directors meet the definition of "independent director" set forth in Nasdaq and SEC rules. The Nominating and Governance Committee also believes it appropriate for one or more key members of the Company's management, including the Chief Executive Officer, to serve on the Board of Directors.

        The Nominating and Governance Committee will consider candidates for director proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating and Governance Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating and Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The nominating process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.

        The Nominating and Governance Committee will also consider candidates for director recommended by a stockholder, provided that any such recommendation is sent in writing to the Board of Directors, c/o Corporate Secretary at the address noted below, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year's annual meeting of stockholders and contains the following information:

  •
  the candidate's name, age, contact information and present principal occupation or employment; and

  •
  a description of the candidate's qualifications, skills, background and business experience during at least the last five years, including his or her principal occupation and employment and the name and principal business of any company or other organization where the candidate has been employed or has served as a director.

The Nominating and Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

        In addition, stockholders may make direct nominations of directors for election at an annual meeting, provided the advance notice requirements set forth in our bylaws have been met. Under our bylaws, written notice of such nomination, including certain information and representations specified in the bylaws, must be delivered to our principal executive offices, addressed to the Corporate Secretary, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days from the date contemplated at the time of the previous year's proxy statement, such notice must be received not later than the close of business on the 10th day following the day on which the public announcement of the date of such meeting is first made.

Communications with Directors

        Stockholders may send any communications to the Board of Directors or any individual director at the following address. All communications received are reported to the Board or the individual directors:

Board of Directors (or name of individual director(s))
c/o Secretary
GSI TECHNOLOGY, INC.
1213 Elko Drive
Sunnyvale, California, 94089

        Our Secretary will forward all such communications to the Board of Directors, or the individual director or directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations, advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within GSI Technology for review and possible response.

Director Attendance at Annual Meetings

        We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors, taking into account the directors' schedules. Directors are encouraged to attend our annual meeting of stockholders, but the Board has not adopted a formal policy with respect to such attendance. Three of the five directors then serving on the Board attended last year's annual meeting of stockholders.

Code of Business Conduct and Ethics; Corporate Governance Guidelines

        We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has also adopted a series of Corporate Governance Guidelines. The Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on our website at www.gsitechnology.com. If we make any substantive amendments to the Code of Business Conduct and Ethics, or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq Listing Rules or applicable law.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee are or have been an officer or employee of GSI Technology. During fiscal 2015, no member of the Compensation Committee had any relationship with GSI Technology requiring disclosure under Item 404 of Regulation S-K. During fiscal 2015, none of GSI Technology's executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on GSI Technology's Compensation Committee or Board of Directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors of GSI Technology has selected PricewaterhouseCoopers LLP as its independent registered public accounting firm to audit the consolidated financial statements of GSI Technology for the fiscal year ending March 31, 2016. PricewaterhouseCoopers LLP has acted in such capacity since its initial appointment in fiscal 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

        The following table sets forth the aggregate fees billed to GSI Technology for the fiscal years ended March 31, 2014 and March 31, 2015 by PricewaterhouseCoopers LLP:

	Fiscal 2014	Fiscal 2015
Audit fees(1)	$904,950	$933,000
Tax fees(2)	61,500	57,000
Other fees(3)	1,800	1,900

Total fees	$968,250	$991,900

(1)
Audit fees consist of fees for professional services rendered for the integrated audit of GSI Technology's annual consolidated financial statements and internal control framework, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings.

(2)
Tax fees consist of fees for consultation on various tax matters and compliance with federal and state income tax filing requirements.

(3)
Other fees consist of fees related to the license of specialized accounting research software.

        The Audit Committee has determined that all services performed by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP. The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval.

Vote Required and Board of Directors Recommendation

        Approval of this proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.

        The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees GSI Technology's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the design and maintenance of our internal control systems. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting.

        The Audit Committee currently consists of three directors. Each member of the Committee, in the judgment of the Board of Directors, is an "independent director" as defined in the Nasdaq Listing Rules. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is available on our website at www.gsitechnology.com.

        The Audit Committee has reviewed and discussed with management GSI Technology's audited financial statements and the results of management's assessment of the effectiveness of GSI Technology's internal control over financial reporting as of March 31, 2015. The Audit Committee has discussed and reviewed with our independent registered public accounting firm all matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has met with PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of PricewaterhouseCoopers' audit, the results of its examinations, and the overall quality of GSI Technology's financial reporting and internal control over financial reporting.

        The Audit Committee has received from our independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and GSI Technology that might bear on the independent registered public accounting firm's independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, and satisfied itself as to the independent registered public accounting firm's independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that GSI Technology's audited financial statements be included in GSI Technology's Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

                      THE AUDIT COMMITTEE

                      Arthur O. Whipple (Chair)
                      Jack A. Bradley
                      Haydn Hsieh

        The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing of GSI Technology under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that GSI Technology specifically incorporates such information by reference.

 PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE
ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

Background

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, commonly referred to as a "Say-on-Pay" vote. At our 2011 Annual Meeting of Stockholders, our stockholders voted in favor of holding future "Say-on-Pay" votes on an annual basis. The Board subsequently determined that such advisory votes shall be held annually at the annual meeting of stockholders. The vote is advisory, which means that it is not binding on the Board of Directors, the Compensation Committee or GSI Technology in any way. However, the Compensation Committee will review the outcome of the vote and take it into consideration when considering future executive compensation policies and decisions.

        At our 2012, 2013 and 2014 annual meetings, 99%, 99% and 78%, respectively, of the votes cast were voted in favor of the Company's executive compensation program for the fiscal year. Partially as a result of this positive stockholder feedback, our Compensation Committee has adopted compensation packages having similar basic structures in subsequent years.

        As described in our Compensation Discussion and Analysis included elsewhere in this proxy statement, we seek to closely align the interests of our executive officers with the interests of our stockholders, and attract and retain superior executive talent. Our compensation programs are designed to reward our executive officers for the achievement of our short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while avoiding the encouragement of unnecessary or excessive risk-taking. Please read the Compensation Discussion and Analysis section for a more detailed discussion of our compensation philosophy and our executive compensation program.

        The advisory vote on executive compensation solicited by this proposal is not intended to address any specific item of compensation, but rather the overall compensation of our Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers, who are collectively referred to as our "named executive officers," which is disclosed and discussed elsewhere in this proxy statement. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions.

        Stockholders will be asked at the annual meeting to approve the following resolution pursuant to this Proposal No. 3:

    "RESOLVED, that the stockholders of GSI Technology, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers for the fiscal year ended March 31, 2015, as disclosed pursuant to Item 402 of Regulation S-K in the Company's definitive proxy statement for the 2015 Annual Meeting of Stockholders."

Vote Required and Board of Directors Recommendation

        Approval of this resolution requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum but will not have any effect on the outcome of the vote.

        The Board of Directors unanimously recommends a vote "FOR" approval of the foregoing resolution.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        This Compensation Discussion and Analysis explains our philosophy and objectives with respect to the compensation of our executive officers and our compensation-setting process and provides more detailed information regarding the compensation of our Chief Executive Officer, our Chief Financial Officer, and our other three most highly-compensated executive officers, determined as of March 31, 2015. We refer to these individuals as our "named executive officers." This discussion focuses on the information contained in the tables and related footnotes and narrative included below, primarily for our 2015 fiscal year.

  Philosophy and Objectives

        Our fundamental compensation philosophy is to align the compensation of our senior management with our annual and long-term business objectives, performance against those objectives and creation of stockholder value, as well as to offer compensation that will enable us to attract, retain, and appropriately reward executive officers whose contributions are necessary for our long-term success. We seek to reward our executive officers' contributions to achieving revenue growth, increasing operating profits and controlling costs. We operate in a very competitive environment for executive talent, and it is our belief that our compensation packages should be competitive when compared to our peers and should also be aligned with our stockholders' interests.

        The Compensation Committee of the Board of Directors oversees the design and administration of our executive compensation program. The principal elements of the program are base salary, variable incentive cash compensation programs, long-term equity-based incentive compensation and broad-based benefits programs. In March 2010, the Compensation Committee determined that the Company's executive officers were substantially underpaid compared to the officers of its peer companies. At that time, the Compensation Committee also determined that the policy of the Company, over a period of three to five years, would be to increase the total compensation of the executive officers to more closely approximate the median compensation paid by the Company's peer companies to officers performing comparable functions. However, it has not been the Compensation Committee's policy to adopt a rigid formula or benchmark system related to peer company compensation practices. Rather, the Compensation Committee has used peer company data as one reference point in making its compensation decisions and retains discretion to set executive compensation at levels it deems appropriate under the circumstances.

  Compensation-Setting Process

        Generally, the Compensation Committee reviews the compensation of our executive officers in the early part of each fiscal year and takes action at that time to set base salaries and variable compensation for the current year. In setting our executive officers' total compensation, the Compensation Committee considers individual and company performance, as well as compensation surveys and other market information regarding compensation paid by comparable companies, including our industry peers. Historically, the Compensation Committee considered the grant of equity awards to our executive officers on an individual basis at the time of the annual anniversary of their employment with the Company, consistent with its standard practice for non-officer employees. In fiscal 2014, the Compensation Committee altered this practice and began granting equity awards to executive and non-executive officers once a year.

        In its annual review of compensation for GSI Technology's executive officers, the Compensation Committee has considered compensation data and analyses assembled and prepared by the Committee and our Human Resources staff. The Chief Executive Officer provides the Compensation Committee with a review of each of the other executive officer's individual performance and contributions over the past year and makes recommendations regarding their compensation, which the Compensation Committee considers. In making compensation decisions, our Chief Executive Officer and our Compensation Committee have considered the Company's financial performance as well as the experience level and contributions of the individual executive officer, the role and responsibilities of the executive officer and market factors.

        The Compensation Committee has the authority to engage its own consultants and advisors to assist it in carrying out its responsibilities. Prior to fiscal 2014, the Compensation Committee had not retained compensation consultants in connection with its annual review of executive officer compensation. However, in February 2013, the Compensation Committee determined that it would periodically retain such consultants and, in accordance with such policy, engaged the services of Compensia, Inc. ("Compensia"), an independent national compensation consulting firm, to assist it in connection with its annual review and determination of executive officer compensation for fiscal 2014. The Compensation Committee assessed the independence of Compensia pursuant to applicable SEC rules and concluded that no conflicts of interest existed that would affect Compensia's independence in providing services and advice to the Compensation Committee. The Compensation Committee did not retain the services of compensation consultants in connection with its annual review and determination of executive officer compensation for fiscal 2015 but again retained Compensia to assist it with its annual review for fiscal 2016.

        At our annual meetings of stockholders, we provide our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers for the previous fiscal year, as disclosed in the proxy statement for the meeting (commonly referred to as a "Say-on-Pay" vote). These stockholder advisory votes are held after the Compensation Committee has determined the compensation to be paid to our executive officers for the fiscal year in question. Accordingly, the Compensation Committee cannot take such results into account in determining executive compensation for that year. However, in its annual review of executive compensation, the Compensation Committee considers, among other things, the results of the stockholder Say-on-Pay vote for previous years.

  Components of Compensation

        In order to align executive compensation with our compensation philosophy, our executive compensation package contains three principal components: (i) base salary, (ii) variable cash compensation and (iii) long-term stock-based incentive awards. Each component of our executive compensation program is designed to reward a different aspect of performance. The base salaries of our executive officers are initially set based on negotiation with the individual officers at the time of their recruitment. Once set, these base salaries are subject to annual review. Our variable cash compensation plans are intended to motivate and reward performance over the current fiscal year. Our equity award program is designed to provide long-term retention incentives through the use of options subject to time-based vesting. We also provide our executive officers a variety of benefits that are available generally to all salaried employees. The basic elements of our executive compensation package are generally the same among our named executive officers.

  Fiscal 2015 Base Salary

        The base salaries of our executive officers are initially negotiated with the individual executive officer at the time of his or her recruitment or promotion and with reference to their experience, expected contribution, geographical location and market factors. Historically, the base salaries of our executive officers generally have been adjusted concurrently with our annual company-wide compensation review.

        During the first quarter of fiscal 2015, the Compensation Committee conducted its annual review of executive compensation.

        For purposes of its fiscal 2015 review, the Compensation Committee, with the assistance of our Chief Financial Officer, compiled data on the same group of peer companies identified with the assistance of Compensia in connection with the fiscal 2014 review, with the exception of two companies that were no longer public reporting companies (the "Fiscal 2015 Peer Companies"). The Fiscal 2015 Peer Companies include industry peers and similarly-sized companies in our broader industry group. The Fiscal 2015 Peer Companies were as follows:

Ambarella, Inc.	Ikanos Communications, Inc.	Pericom Semiconductor Corp.
ANADIGICS, Inc.	Inphi Corporation	Pixelworks, Inc.
CyberOptics Corporation	Intermolecular, Inc.	PLX Technology, Inc.
DSP Group, Inc.	InTEST Corporation	Supertex Inc.
Exar Corporation	LTX-Credence Corporation	Vitesse Semiconductor Corporation
GigOptix, Inc.	MaxLinear, Inc.

        In its annual review of executive compensation for fiscal 2015, the Compensation Committee took into account its general compensation philosophy and objectives, as described above, and various other considerations, including:

  •
  available compensation data for the Fiscal 2015 Peer Companies and other analyses prepared by our Chief Financial Officer, updating data from the fiscal 2014 report of Compensia;

  •
  GSI Technology's financial performance during fiscal 2014, including substantial declines in net revenues and net income from the prior year due primarily to a particularly challenging market for its products, in part attributable to market uncertainty due to pending patent litigation, as well as significant legal expenses related to the patent litigation and related antitrust litigation;

  •
  the then-current outlook for the Company's fiscal 2015 financial performance;

  •
  management's recommendation that, in light of the Company's fiscal 2014 financial performance, increases in officers' base salaries should be limited to the percentage increases recently granted to the Company's non-officer employees, which averaged approximately 3% over fiscal 2014 levels; and

  •
  specific contributions of individual officers.

        The Committee also noted that, by an overwhelmingly positive vote of 99.0% at the 2013 annual meeting of stockholders, our stockholders had approved the compensation of our named executive officers for fiscal 2013. Partially in recognition of this positive stockholder feedback, the Committee adopted a compensation package for fiscal 2015 having the same basic structure as the compensation packages that had been adopted for previous years.

        On the basis of its review, the Compensation Committee set new base salaries for our executive officers, effective April 1, 2014, representing increases of 3% over fiscal 2014 base salaries for each of the executive officers. The fiscal 2014 and 2015 base salaries of the named executive officers were as follows:

Name	Title	Fiscal 2014 Base Salary	Fiscal 2015 Base Salary
Lee-Lean Shu	President and Chief Executive Officer	$361,720	$372,571
Douglas M. Schirle	Chief Financial Officer	$256,767	$264,470
Didier Lasserre	Vice President, Sales	$270,266	$278,374
Robert Yau	Vice President, Engineering	$244,152	$251,477
Ping Wu	Vice President, U.S. Operations	$230,352	$237,362

  2015 Variable Compensation Plan

        Under our compensation policy, a significant component of each executive officer's potential annual compensation takes the form of a performance-based cash bonus. On May 28, 2014, the Compensation Committee adopted the 2015 Variable Compensation Plan (the "2015 Plan"), which was similar in structure to previous variable compensation plans for the Company's executive officers. The 2015 Plan was designed to encourage performance and retention of eligible employees by providing cash bonus awards based on our financial performance during the fiscal year ended March 31, 2015. Each of our executive officers was eligible to participate in the 2015 Plan. Certain non-executive officers were also eligible to participate.

        Under the 2015 Plan, each participant had a designated target bonus, which was the same as their target bonus under the 2014 Variable Compensation Plan. The target bonus for Lee-Lean Shu, our President, Chief Executive Officer and Chairman, was $250,000, and the target bonus for each of our other executive officers was $125,000. If the target financial goals were exceeded, actual bonus awards payable to participants in the 2015 Plan could have been up to two times their target bonuses. There was no threshold or minimum amount payable under the 2015 Plan. The target bonuses were set at levels that, if achieved, would increase the total cash compensation of our executive officers to approximate or potentially exceed the median total cash compensation paid to officers of our peer companies. The Compensation Committee considered the critical role of Mr. Shu, our President and Chief Executive Officer, in our long-term success when determining his target bonus amount. The use of the same target bonus amount for each of our other named executive officers reflected the Compensation Committee's desire to encourage a team approach by treating our executive officers equally with respect to bonus opportunities. The actual bonus awards were computed on the basis of our fiscal 2015 operating results, with 40% of the award based on the achievement of targeted net revenues and 60% based on the achievement of targeted adjusted operating income (adjusted to exclude stock-based compensation and litigation-related expenses). The percentage allocation between these two targets reflected a balance between the Compensation Committee's desire to make the target bonus achievable given the comparatively greater ability of our executive officers to increase revenues, while still focusing the attention of our executive officers on our profitability, which it believes to be the most important factor in improving stockholder value.

        For fiscal 2015, our net revenues were 95.8% of the 2015 Plan target, and our adjusted operating income was 149.2% of the 2015 Plan target. The shortfall in net revenues reflected continued weakness in the global networking and telecommunications markets, particularly in Asia, and, to some extent, uncertainty regarding the outcome of our patent litigation with Cypress Semiconductor. Adjusted operating income reflected substantial improvement in gross margin relative to the 2015 Plan target. Based on these operating results, bonuses earned under the 2015 Plan were 89.5% of the net revenue target bonus and 200.0% of the operating income target bonus. Original target bonuses for each of the named executive officers under the 2015 Plan and bonuses actually earned under the plan for their services during fiscal 2015 were as follows:

Name	Fiscal 2015 Target Bonus	Fiscal 2015 Bonus Earned
Lee-Lean Shu	$250,000	$389,510
Douglas M. Schirle	$125,000	$194,755
Didier Lasserre	$125,000	$194,755
Robert Yau	$125,000	$194,755
Ping Wu	$125,000	$194,755

        Bonus awards paid under the 2015 Plan are subject to vesting based on the participant's continued employment with the Company, with 60% becoming vested and payable on the last business day in

April 2015 and 20% becoming vested and payable on the last business day in April of each of the succeeding two years.

  Total Fiscal 2015 Cash Compensation

        The total cash compensation of each of our named executive officers for fiscal 2015 was:

Name	Principal Position	Fiscal 2015 Base Salary	Fiscal 2015 Total Cash Compensation Earned
Lee-Lean Shu	President and Chief Executive Officer	$372,571	$762,081	(1)
Douglas M. Schirle	Chief Financial Officer	$264,470	$459,225	(2)
Didier Lasserre	Vice President, Sales	$278,374	$478,529	(3)
Robert Yau	Vice President, Engineering	$251,477	$446,232	(2)
Ping Wu	Vice President, U.S. Operations	$237,362	$432,117	(2)

(1)
Includes incentive compensation of $389,510 earned under the 2015 Plan.

(2)
Includes incentive compensation of $194,755 earned under the 2015 Plan.

(3)
Includes incentive compensation of $194,755 earned under the 2015 Plan and a car allowance of $5,400.

  Long-Term Incentive Compensation

        We utilize stock option awards as a primary component of compensation for our executive officers, with the objective of strengthening the mutuality of interests between the executive officers and our stockholders. These grants are designed to provide each executive with a significant incentive to manage from the perspective of an owner with an equity stake in our company. All stock options granted to our employees, including named executive officers, and to our directors have exercise prices equal to the fair market value of our common stock on the grant date. Our policies and procedures for the grant of stock-based awards provide that all options and other stock-based awards are generally to be granted by the Compensation Committee and, except in special circumstances, all grants are to be made at regular quarterly meetings of the Compensation Committee. Accordingly, option grants to new employees hired since the previous quarterly meeting and annual grants to continuing employees with anniversary dates subsequent to the previous meeting are made each quarter. The effective date of each quarterly grant is the later of the second trading day following the public announcement of our financial results for the preceding quarter or the date of the meeting at which the grant is approved.

        Historically, the Compensation Committee considered the grant of equity awards to our executive officers on an individual basis at the time of the annual anniversary of their employment with the Company, consistent with its practice for non-officer employees. In July 2013, the Compensation Committee revised this practice and adopted a policy of granting equity awards to executive and non-executive officers once a year. Initial grants under this new policy, made in July 2013, were adjusted to reflect the differences in timing of the most recent previous grants to the respective officers under the former policy. During fiscal 2015, the Compensation Committee approved grants to our named executive officers of options to purchase the following number of shares of our common stock:

Name	Shares
Lee-Lean Shu	100,000
Douglas M. Schirle	40,000
Didier Lasserre	30,000
Robert Yau	40,000
Ping Wu	30,000

        Unlike options granted to our non-officer employees, which vest in four annual installments, options granted to our executive and non-executive officers vest in their entirety four years after the anniversary date of the officer's commencement of employment that is closest to the date of grant, subject to the officer's continued service. Each of these option grants provides a return to the officer only if he remains employed by us during the respective vesting period, and then only if the market price of the shares appreciates over the option term. The Compensation Committee believes the four-year vesting schedule deters risk taking and further focuses management on building long-term stockholder value. The value of the shares subject to the fiscal 2015 option grants to executive officers are reflected in the "Summary Compensation Table" below, and further information about these grants is contained in the "Fiscal 2015 Grants of Plan-Based Awards" table below.

  Executive Retention and Severance Plan

        On September 30, 2014, the Compensation adopted the Executive Retention and Severance Plan (the "Retention Plan"). The purpose of the Retention Plan is to mitigate some of the risk that exists for executives working in an environment where GSI Technology could be acquired or the subject of another transaction that would result in a change in its control. The severance benefits provided by the Retention Plan are intended to encourage the continued dedication of our executive officers and key employees during a period of unrest, notwithstanding a possible change in control. The change in control arrangements are also intended to mitigate potential disincentives to the consideration of a transaction that would result in a change in control, particularly where the services of the participants may not be required by a potential acquirer.

        The Retention Plan and amounts potentially payable thereunder are described in more detail below under "Potential Payments Upon Change of Control."

  Inter-Relationship of Components of Compensation Packages

        The Compensation Committee has adopted a policy that the aggregate compensation of our executive officers (composed of base compensation, variable cash compensation and equity awards) should approximate the median aggregate compensation paid by our peer companies to officers performing comparable functions. Except for this policy, the various components of our executive officers' compensation generally are not inter-related. Adjustments to our executive officers' base compensation are primarily based on our financial performance, our annual company-wide compensation survey and review of peer company compensation levels. As we have relied on long-term equity incentives for a large portion of our total compensation package, option grants for our executive officers are generally considered each year. If the value of options that are granted in one year is reduced due to a reduction in the value of the underlying common stock, the size of the option grants for the next year are not affected. Similarly, if the value of previously granted options increases significantly, the amount of compensation to be awarded for the next year is not affected. While the Compensation Committee has discretion to make exceptions to existing compensation arrangements, it has not approved any exceptions to such arrangements with regard to any named executive officers.

  Other Benefits

        Our executive officers are eligible to participate in all of our employee benefit plans, such as our medical, dental, vision, group life, disability, and accidental death and dismemberment insurance and our simplified employee pension plan, in each case on the same basis as our other employees. Aside from a $5,400 car allowance provided to Mr. Lasserre, there were no special benefits or perquisites provided to any named executive officer in fiscal 2015.

  Accounting for Executive Compensation

        We account for equity compensation paid to our employees under authorization guidance for stock based compensation which requires us to measure and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

  Tax Considerations

        We intend to consider the impact of Section 162(m) of the Internal Revenue Code in determining the mix of elements of future executive compensation. This section limits the deductibility of non-performance based compensation paid to each of our named executive officers to $1 million annually. The stock options granted to our executive officers are intended to be treated under current federal tax law as performance-based compensation exempt from the limitation on deductibility. Salaries and bonuses do not qualify as performance-based compensation for purposes of Section 162(m).

  Other Compensation-Related Policies

        Our insider trading policy applies to shares of our common stock held by our directors, officers and other employees, including shares issued pursuant to equity-based awards. The policy prohibits our directors, executive officers and other employees from, among other things:

  •
  engaging in short sales of our stock;

  •
  engaging in transactions in derivative securities involving our stock;

  •
  hedging their ownership position in our stock; and

  •
  holding our stock in a margin account or pledging our stock as collateral for a loan.

Compensation Committee Report

        We, the Compensation Committee of the Board of Directors of GSI Technology, Inc., have reviewed the Compensation Discussion and Analysis contained in this proxy statement and discussed it with management. Based on such review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in GSI Technology, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

                      THE COMPENSATION COMMITTEE

                      E. Thomas Hart (Chair)
                      Haydn Hsieh
                      Ruey L. Lu

Summary Compensation Table

        The following table sets forth information concerning the compensation earned during the fiscal years ended March 31, 2015, 2014 and 2013 by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly-compensated executive officers, determined as of March 31, 2015:

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Lee-Lean Shu	2015	372,571	214,060	389,510	(2)	—		976,141
President and Chief	2014	361,720	317,960	199,465	(3)	—		879,145
Executive Officer	2013	351,184	190,530	176,655	(4)	—		718,369
Douglas M. Schirle	2015	264,470	85,624	194,755	(5)	—		544,849
Chief Financial Officer	2014	256,767	117,392	99,732	(6)	—		473,891
	2013	249,288	84,452	88,328	(7)	—		422,068
Didier Lasserre	2015	278,374	64,218	194,755	(5)	5,400	(8)	542,747
Vice President, Sales	2014	270,266	44,022	99,732	(6)	5,400	(8)	419,420
	2013	262,394	82,497	88,328	(7)	5,400	(8)	438,619
Robert Yau	2015	251,477	85,624	194,755	(5)	—		531,856
Vice President, Engineering	2014	244,152	127,184	99,732	(6)	—		471,068
	2013	237,041	76,212	88,328	(7)	—		401,581
Ping Wu	2015	237,362	64,218	194,755	(5)	—		496,335
Vice President, US Operations	2014	230,352	66,033	99,732	(6)	—		396,117
	2013	223,642	72,978	88,328	(7)	—		384,948

(1)
As required by SEC rules, amounts shown in the column entitled "Option Awards" present the aggregate grant date fair value of option grants made each year computed in accordance with authoritative guidance. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the option award. The assumptions used with respect to the valuation of option grants are set forth in Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015. Under generally accepted accounting principles, compensation expense with respect to option awards granted to our employees and directors is generally recognized over the vesting periods applicable to the awards.

(2)
Earned under the 2015 Variable Compensation Plan, of which $233,706 was paid in June 2015 and $77,902 will be vested and payable on the last day of April 2016 and April 2017.

(3)
Earned under the 2014 Variable Compensation Plan, of which $119,679 was paid in June 2014, $39,893 was paid in June 2015 and $39,853 will be vested and payable on the last day of April 2016.

(4)
Earned under the 2013 Variable Compensation Plan, of which $105,993 was paid in June 2013, $35,331 was paid in May 2014 and $35,331 was paid in June 2015.

(5)
Earned under the 2015 Variable Compensation Plan, of which $116,853 was paid in June 2015 and $38,951 will be vested and payable on the last day of April 2016 and April 2017.

(6)
Earned under the 2014 Variable Compensation Plan, of which $59,840 was paid in May 2014, $19,946 was paid in June 2015 and $19,946 will be vested and payable on the last day of April 2016.

(7)
Earned under the 2013 Variable Compensation Plan, of which $52,996 was paid in June 2013, $17,666 was paid in May 2014 and $17,666 was paid in June 2015.

(8)
Represents Mr. Lasserre's car allowance of $5,400.

Grants of Plan-Based Awards

        The following table sets forth certain information with respect to plan-based awards granted during the fiscal year ended March 31, 2015 to our named executive officers:

					All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($)
								Grant Date Fair Value of Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Lee-Lean Shu	8/11/14	—	250,000	500,000	100,000	(3)	5.23	214,060
Douglas M. Schirle	8/11/14	—	125,000	250,000	40,000	(4)	5.23	85,624
Didier Lasserre	8/11/14	—	125,000	250,000	30,000	(5)	5.23	64,218
Robert Yau	8/11/14	—	125,000	250,000	40,000	(6)	5.23	85,624
Ping Wu	8/11/14	—	125,000	250,000	30,000	(7)	5.23	64,218

(1)
Represents the range of potential cash bonuses payable under the 2015 Variable Compensation Plan, as more fully described above under "Compensation Discussion and Analysis—2015 Variable Compensation Plan." There was no threshold or minimum amount payable under the Plan.

(2)
Reflects the grant date fair value of each equity award in accordance with authoritative guidance. The assumptions used in the calculation of this amount are included in Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended March 31, 2015.

(3)
Option granted pursuant to the 2007 Equity Incentive Plan. This option vests 100% on April 13, 2018.

(4)
Option granted pursuant to the 2007 Equity Incentive Plan. This option vests 100% on June 3, 2018.

(5)
Option granted pursuant to the 2007 Equity Incentive Plan. This option vests 100% on May 3, 2018.

(6)
Option granted pursuant to the 2007 Equity Incentive Plan. This option vests 100% on April 13, 2018.

(7)
Option granted pursuant to the 2007 Equity Incentive Plan. This option vests 100% on June 5, 2018.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of March 31, 2015:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Lee-Lean Shu	61,875	—		5.50	11/21/16
	61,875	—		5.50	11/21/16
	61,875	—		5.50	11/21/16
	61,875	—		4.20	5/29/17
	100,000	—		4.00	6/9/18
	100,000	—		3.43	6/4/19
	100,000	—		6.00	5/10/20
	100,000	—		6.54	5/9/21
	—	100,000	(1)	4.17	5/7/22
	—	100,000	(2)	5.76	5/6/23
	—	25,000	(3)	6.86	7/29/23
	—	100,000	(4)	5.23	8/11/24
Douglas Schirle	20,625	—		5.50	11/21/16
	20,625	—		5.50	11/21/16
	20,625	—		5.50	11/21/16
	20,625	—		3.76	8/6/17
	20,625	—		3.75	8/4/18
	20,625	—		4.00	8/3/19
	40,000	—		7.00	8/2/20
	—	40,000	(5)	6.28	8/1/21
	—	40,000	(6)	4.81	7/30/22
	—	40,000	(7)	6.86	7/29/23
	—	40,000	(8)	5.23	8/11/24
Didier Lasserre	20,626	—		5.50	11/21/16
	20,626	—		5.50	11/21/16
	20,626	—		5.50	11/21/16
	20,625	—		2.83	2/4/18
	20,625	—		2.43	2/9/19
	20,625	—		4.43	2/8/20
	30,000	—		9.20	1/31/21
	—	30,000	(9)	4.92	1/30/22
	—	30,000	(10)	6.45	2/4/23
	—	15,000	(11)	6.86	7/29/23
	—	30,000	(12)	5.23	8/11/24
Robert Yau	20,626	—		5.50	11/21/16
	20,626	—		5.50	11/21/16
	20,626	—		5.50	11/21/16
	20,625	—		4.20	5/29/17
	20,625	—		4.30	5/12/18
	20,625	—		3.38	5/11/19
	40,000	—		6.00	5/10/20
	40,000	—		6.54	5/9/21
	—	40,000	(1)	4.17	5/7/22

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
	—	40,000	(2)	5.76	5/6/23
	—	10,000	(3)	6.86	7/29/23
	—	40,000	(4)	5.23	8/11/24
Ping Wu	150,000	—		5.75	9/5/16
	20,625	—		2.49	11/5/17
	20,625	—		3.37	11/3/18
	20,625	—		3.43	11/2/19
	30,000	—		6.82	11/1/20
	—	30,000	(13)	4.90	10/31/21
	—	30,000	(14)	5.59	10/31/22
		22,500	(15)	6.86	7/29/23
	—	30,000	(16)	5.23	8/11/24

(1)
Option vests 100% on January 13, 2016.

(2)
Option vests 100% on January 13, 2017.

(3)
Option vested 100% on April 13, 2017.

(4)
Option vested 100% on April 13, 2018.

(5)
Option vested 100% on June 3, 2015.

(6)
Option vests 100% on June 3, 2016.

(7)
Option vests 100% on June 3, 2017.

(8)
Option vests 100% on June 3, 2018.

(9)
Option vests 100% on November 3, 2015.

(10)
Option vests 100% on November 3, 2016

(11)
Option vests 100% on May 3, 2017.

(12)
Option vests 100% on May 3, 2018.

(13)
Option vests 100% on September 5, 2015.

(14)
Option vests 100% on September 5, 2016.

(15)
Option vests 100% on June 5, 2017.

(16)
Option vests 100% June 5, 2018.

Option Exercises and Stock Vested During Last Fiscal Year

        There were no options exercised by our named executive officers during the fiscal year ended March 31, 2015.

        We have not made any direct grants of stock awards to any of our employees. Accordingly, there was no vesting of restricted stock held by any named executive officers during the fiscal year ended March 31, 2015.

Potential Payments Upon Change of Control

        Our executive officers, including our named executive officers, are eligible to participate in our Executive Retention and Severance Plan (the "Retention Plan"). Participants in the Retention Plan are entitled to receive severance benefits upon an "involuntary termination" of their employment other than for "cause" or a voluntary termination for "good reason" during a period beginning two months prior to and ending two years following a "change in control," as such terms are defined in the Retention Plan.

        Benefits payable under the Retention Plan consist of the following (in addition to all other compensation and benefits accrued at the time of the participant's termination):

  •
  A lump sum cash payment equal to: (i) the greater of 18 months of base salary or one month's salary for each full or partial year of service for the Chief Executive Officer; (ii) the greater of 12 months of base salary or one month's salary for each full or partial year of service for other executive officers; and (iii) 12 months of base salary or such lesser amount as the Compensation Committee may specify for other participants;

  •
  a lump sum cash payment of all bonuses earned by the participant in prior fiscal years but not vested and payable at the time of termination;

  •
  a lump sum cash payment of the pro rata portion of the participant's bonus or anticipated bonus for the fiscal year in which the termination occurs (calculated as provided in the Plan) and 150% of such amount in the case of the Chief Executive Officer;

  •
  Medical, dental, vision and life insurance benefits for the same period covered by the participant's base salary benefit; and

  •
  100% acceleration of the participant's equity awards assumed by an acquirer in connection with a change in control, effective upon termination (100% acceleration effective upon the change in control for awards not assumed).

        Benefits under the Retention Plan are subject to withholding of applicable income and employment taxes. Participants are not entitled to any tax "gross up" in respect of excise taxes, if any, that might arise under the "parachute payment" provisions of the Internal Revenue Code and may be subject to a reduction in benefits if any such excise tax were applicable and the reduced benefit would maximize the net after-tax payment to the participant.

        No severance or change of control payments were made to any of our executive officers in fiscal 2015.

        The following table summarizes amounts that would have been payable to our named executive officers upon a termination of their employment qualifying for benefits under the Retention Plan, assuming that such termination had occurred on March 31, 2015:

	Cash Severance Payment
Name	Based on Salary	Based on Bonus	Continued Health Benefits(1)	Acceleration of Stock Options(2)	Total
Lee-Lean Shu	$651,999.25	$699,381.93	$30,627.45	$254,000.00	$1,636,008.63
Douglas M. Schirle	352,626.67	252,313.46	28,372.16	70,400.00	703,712.29
Didier Lasserre	417,561.00	252,313.46	36,564.48	49,500.00	755,938.94
Robert Yau	440,084.75	252,313.46	30,628.50	101,600.00	824,626.71
Ping Wu	316,482.67	252,313.46	32,501.76	59,400.00	660,697.89

(1)
Represents the aggregate premium payments required to provide continued health insurance coverage under COBRA, based on the officer's health insurance coverage in effect as of March 31, 2015.

(2)
The value of the acceleration of stock options was calculated by multiplying (x) the number of shares subject to acceleration by (y) the difference between the fair market value of a share of our common stock on March 31, 2015 ($5.90) and the per share exercise price of the unvested shares subject to acceleration.

Compensation of Directors

        Under our policy for the compensation of non-employee directors, each non-employee director is entitled to receive an annual retainer of $15,000. In addition, in-person attendance at Board of Directors meetings or committee meetings is compensated at $1,500 per meeting. Attendance by telephone at such meetings is compensated at $1,000 per meeting. Each new non-employee director is granted an initial option to purchase 10,000 shares of our common stock upon his or her initial election or appointment to our Board of Directors, which option will become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. At the first regular quarterly meeting of the Board of Directors following each annual meeting of stockholders, each non-employee director who remains in office immediately following such annual meeting of stockholders is granted an additional option to purchase 2,000 shares of common stock, which will become fully vested and exercisable on August 15 of the following year, subject to the non-employee director's continuous service on our Board of Directors. In addition, each non-employee director is granted an option to purchase (i) an additional 2,000 shares in any fiscal year in which the non-employee director is serving as the chairman or lead director of the Board, (ii) an additional 1,000 shares in any fiscal year for each committee of the Board on which the non-employee director is then serving, other than as chairman of the committee, and (iii) an additional 2,000 shares in any fiscal year for each committee of the Board on which the non-employee director is then serving as chairman of the committee.

        The table below summarizes the compensation we paid to our non-employee directors for the fiscal year ended March 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total ($)
Jack A. Bradley(4)	2,625	21,188	23,813
E. Thomas Hart(4)	3,125	21,188	24,313
Haydn Hsieh	37,500	10,717	48,217
Ruey L. Lu	38,000	10,717	48,717
Arthur O. Whipple	43,500	14,289	57,789

(1)
Valuation based on the dollar amount recognized during fiscal 2015 for financial statement reporting purposes pursuant to authoritative guidance, giving effect to service-based vesting conditions, but disregarding the estimate of forfeitures related to such vesting conditions. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the option award. The assumptions used with respect to the valuation of option grants are set forth in Note 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

(2)
On November 3, 2014, Mr. Hsieh, Mr. Lu and Mr. Whipple were granted options to purchase 6,000, 6,000, and 8,000 shares, respectively, that will be fully vested on August 15, 2015. The grant date fair value of each of these options was $10,717, $10,717 and $14,289, respectively. On March 19, 2015, Mr. Bradley and Mr. Hart were each granted an option for 10,000 shares that will vest in three annual installments beginning one year from March 19, 2015. The grant date fair value of each option was $21,188.

(3)
As of March 31, 2015, each director had the following numbers of shares underlying outstanding options: Mr. Bradley: 10,000; Mr. Hart: 10,000; Mr. Hsieh: 51,000; Mr. Lu: 46,000; and Mr. Whipple: 64,000.

(4)
Messrs. Bradley and Hart were appointed as new independent directors on March 16, 2015 to fill two newly-created positions on the Board.

Equity Compensation Plan Information

        We currently maintain three compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 2000 Stock Option Plan, the 2007 Equity Incentive Plan (the "Equity Plan") and the 2007 Employee Stock Purchase Plan (the "Purchase Plan"), each of which has been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of March 31, 2015:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	6,774,151	$5.16	7,830,210	(1)(2)

(1)
Includes 1,616,267 shares available for future issuance under the Purchase Plan.

(2)
A total of 12,647,190 shares of common stock have been authorized and reserved for issuance under the Equity Plan, of which 6,213,943 were available for grant as of March 31, 2015. This reserve automatically increased on April 1, 2014 by 1,378,074 shares and will increase on each subsequent anniversary through 2017 by an amount equal to the smaller of (a) five percent (5%) of the number of shares of common stock issued and outstanding on the immediately preceding March 31, or (b) 1,500,000 shares. Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the Equity Plan and in outstanding awards to prevent dilution or enlargement of participants' rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the Equity Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the Equity Plan.

RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

        Pursuant to our Code of Business Conduct and Ethics and the Audit Committee Charter, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee which reviews and approves any related-party transactions.

        We have entered into indemnification agreements with our officers and directors containing provisions that may require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Other Transactions

        For information regarding the grant of stock options to our directors and executive officers, please see "Executive Compensation—Compensation of Directors" and "Executive Compensation—Grants of Plan-Based Awards,—Outstanding Equity Awards at Fiscal Year-End and—Potential Payments Upon Change of Control."

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

        The following table sets forth, as of May 31, 2015 certain information with respect to the beneficial ownership of GSI Technology's common stock by (i) each stockholder known by GSI Technology to be the beneficial owner of more than 5% of GSI Technology's common stock, (ii) each director of GSI Technology, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of GSI Technology as a group:

Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned(3)
Principal Stockholders:
Vertex Opportunities Fund, LP(4) 825 Third Ave., 33rd Floor New York, NY 10022	2,353,557	10.3%
Jing Rong Tang(5) c/o HolyStone Enterprises Co., Ltd. 1FL No. 62, Sec 2 Huang Shan Road Taipei, Taiwan, R.O.C	1,691,054	7.4
Royce & Associates, LLC(6) 745 Fifth Avenue New York, NY 10151	1,151,019	5.0
Directors and Named Executive Officers:
Lee-Lean Shu(7)	2,583,677	10.9
Haydn Hsieh(8)	45,000	*
Ruey L. Lu(9)	40,000	*
Arthur O. Whipple(10)	61,000	*
Robert Yau(11)	1,289,275	5.6
Didier Lasserre(12)	400,711	1.7
Douglas M. Schirle(13)	228,750	1.0
Ping Wu(14)	340,208	1.5
All executive officers and directors as a group (9 persons)(15)	7,095,997	30.5

*
Less than 1.0%

(1)
The address for those individuals and entities not otherwise indicated is 1213 Elko Drive, Sunnyvale, California 94089. Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the other footnotes to this table.

(2)
Under the rules of the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options.

(3)
Calculated on the basis of 22,913,122 shares of common stock outstanding as of May 31, 2015, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after May 31, 2015 are deemed to be outstanding for the purpose of calculating that stockholder's percentage beneficial ownership.

(4)
Based on information contained in a Schedule 13D/A filed with the SEC on March 18, 2015. Vertex Capital Advisors, LLC ("Vertex Capital") is the Investment Manager of Vertex Opportunities Fund, LP ("Vertex Opportunities") and Vertex Special Opportunities Fund IV, LLC ("VSO IV"). Vertex GP, LLC ("Vertex GP"), is the general partner of Vertex Opportunities. Eric

  Singer, is the manager of VSO IV and is the managing member of each of Vertex GP and Vertex Capital. By virtue of these relationships, each of Vertex Capital and Eric Singer may be deemed to beneficially own the shares owned directly by Vertex Opportunities and Vertex Special Opportunities.

(5)
Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2015. Includes: 247,913 shares held by HolyStone Enterprises Co., Ltd., of which Mr. Tang is Chief Executive Officer; and 433,141 shares held by Koowin Co., Ltd., of which Mr. Tang is a director. Mr. Tang disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(6)
Based on information contained in a Schedule 13G/A filed with the SEC on February 2, 2015.

(7)
Includes: 647,500 shares issuable upon exercise of options that are exercisable within 60 days following May 31, 2015; 13,600 shares held by Mr. Shu's children; 110,313 shares held by Mr. Shu's spouse; and 97,972 shares issuable upon exercise of options held by his spouse that are exercisable within 60 days of May 31, 2015.

(8)
Represents 45,000 shares issuable upon exercise of options that are exercisable within 60 days following May 31, 2015.

(9)
Represents 40,000 shares issuable upon exercise of options that are exercisable within 60 days following May 31, 2015.

(10)
Includes 56,000 shares issuable upon exercise of options that are exercisable within 60 days following May 31, 2015.

(11)
Includes 203,753 shares issuable upon exercise of options that are exercisable within 60 days following May 31, 2015.

(12)
Includes 153,753 shares issuable upon exercise of options that are exercisable within 60 days following May 31, 2015.

(13)
Includes 203,750 shares issuable upon exercise of options that are exercisable within 60 days following May 31, 2015.

(14)
Includes 241,875 shares issuable upon exercise of options that are exercisable within 60 days following May 31, 2015.

(15)
Includes an aggregate of 2,451,353 shares issuable upon exercise of options that are exercisable within 60 days following May 31, 2015.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

        Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with during fiscal 2015.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

        Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2016 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than [                    ], 2016.

        Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Nominating and Governance Committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our Nominating and Governance committee, see the "Corporate Governance" section of this proxy statement.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2015 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

        A copy of our annual report on Form 10-K (without exhibits) for the fiscal year ended March 31, 2015 is being distributed along with this proxy statement. We refer you to such report for financial and other information about us, but such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material. It is also available on our website at www.gsitechnology.com. In addition, the report (with exhibits) is available at the SEC's website at www.sec.gov.

Robert Yau Secretary

July [    ], 2015

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION
OF PROXIES BY GSI TECHNOLOGY, INC.

        Unless otherwise noted, capitalized terms used but not defined in this Appendix A shall have the meanings ascribed to them in the proxy statement to which this Appendix A is attached. Under applicable SEC rules and regulations, members of our Board (who the Board is also nominating as continuing directors at the Annual Meeting) and certain executive officers and employees are deemed to be "participants" in the solicitation of proxies by GSI Technology, Inc. in connection with the 2015 Annual Meeting.

Directors

        The current directors and nominees who are considered participants in our solicitation are:

Name	Principal Occupation	Business Address
Jack A. Bradley	Partner, David Powell Financial Services	c/o David Powell Inc. 3190 Clearview Way, Suite 201 San Mateo, CA 94402
E. Thomas Hart	Non-executive Chairman of the Board of QuickLogic Corporation	c/o QuickLogic Corporation 1277 Orleans Drive Sunnyvale, CA 94089
Haydn Hsieh	Chairman and Chief Executive Officer of Wistron NeWeb Corp.	c/o Wistron NeWeb Corp. 20 Park Avenue II, Hsinchu Science Park Hsinchu 308, Taiwan
Ruey L. Lu	President of eMPIA Technology	c/o eMPIA Technology 2F-1, No 15, Lane 360, 1st Section, NeiHu Road, Taipei City, Taiwan
Lee-Lean Shu	President, Chief Executive Officer and Chairman of the Board of Directors of GSI Technology	c/o GSI Technology, Inc. 1213 Elko Drive Sunnyvale, CA 94089
Arthur O. Whipple	Chief Financial Officer of ABBYY USA Software House, Inc.	c/o ABBYY USA Software House, Inc. 80 North McCarthy Blvd., Suite #220 Milpitas, CA 95035
Robert Yau	Vice President, Engineering and Secretary of GSI Technology	c/o GSI Technology, Inc. 1213 Elko Drive Sunnyvale, CA 94089

Certain Executive Officers and Employees

        The two other executive officers and employees who are considered participants in our solicitation are: Didier Lasserre and Douglas M. Schirle. Mr. Lasserre is our Vice President, Sales, and Mr. Schirle is our Chief Financial Officer. Lee-Lean Shu, our President and Chief Executive Officer, and Robert Yau, our Vice President, Engineering, are also considered "participants," and their information is provided under "Directors" above. The principal business address of each executive officer and employee who is considered a participant is: c/o GSI Technology, Inc., 1213 Elko Drive, Sunnyvale, California 94089.

Information Regarding Ownership of the Company's Securities by Participants

        The number of shares of our common stock beneficially owned or held by the individuals listed above as of May 31, 2015 is set forth under the section of the proxy statement entitled "Principal Stockholders and Stock Ownership by Management." Except as stated in the proxy statement, none of the individuals listed above are record owners of any securities that they do not own beneficially.

Information Regarding Transactions in the Company's Securities by Participants

        The following table lists the purchases, including grants by GSI Technology, Inc., and sales of our securities by each of the participants during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity incentive plans, and none of the purchase price or market value of the respective shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares of Common Stock Acquired or (Disposed of)	Notes
Jack A. Bradley	3/19/15	10,000	Grant of stock options
E. Thomas Hart	3/19/15	10,000	Grant of stock options
Haydn Hsieh	11/3/14	6,000	Grant of stock options
	11/4/13	6,000	Grant of stock options
Ruey L. Lu	11/3/14	6,000	Grant of stock options
	11/4/13	6,000	Grant of stock options
Arthur O. Whipple	11/18/14	3,682	Open market purchase
	11/14/14	1,200	Open market purchase
	11/12/14	118	Open market purchase
	11/3/14	8,000	Grant of stock options
	11/4/13	8,000	Grant of stock options
Lee-Lean Shu	8/11/14	10,313	Grant of stock options to spouse
	8/11/14	100,000	Grant of stock options
	8/20/13	10,313	Purchase of option shares by spouse
	7/29/13	25,000	Grant of stock options
	7/29/13	10,313	Grant of stock options to spouse
	6/6/13	36,739	Sale of option shares
	6/6/13	14,256	Sale of option shares
	6/6/13	14,256	Sale of option shares
	6/4/13	1,036	Sale of option shares
	6/3/13	9,844	Sale of option shares
	6/3/13	47,619	Sale of option shares
	5/31/13	10,313	Sale of option shares by spouse
	5/31/13	599	Sale of option shares by spouse
	5/30/13	9,714	Sale of option shares by spouse
	5/6/13	100,000	Grant of stock options
Robert Yau	1/20/15	20,000	Sale of common stock
	11/24/14	2,743	Sale of common stock
	11/20/14	2,568	Sale of common stock
	8/11/14	40,000	Grant of stock options
	11/20/13	20,000	Sale of common stock
	7/29/13	10,000	Grant of stock options
	7/2/13	30,938	Sale of option shares
	5/6/13	40,000	Grant of stock options

Name	Date	Number of Shares of Common Stock Acquired or (Disposed of)	Notes
Didier Lasserre	11/17/14	1,097	Purchase of common stock
	8/11/14	30,000	Grant of stock options
	5/16/14	1,061	Purchase of common stock
	12/10/13	10,000	Sale of option shares
	12/10/13	10,265	Sale of option shares
	11/18/13	909	Purchase of common stock
	7/29/13	20,000	Grant of stock options
	7/9/13	10,625	Sale of option shares
	7/9/13	20,625	Sale of option shares
	6/11/13	9,866	Sale of option shares
	6/10/13	134	Sale of option shares
	5/16/13	1,037	Purchase of common stock
Douglas M. Schirle	8/11/14	40,000	Grant of stock options
	7/29/13	40,000	Grant of stock options
	7/1/13	20,625	Sale of option shares
	7/1/13	20,625	Sale of option shares

Miscellaneous Information Concerning Participants

        Except as described in this Appendix A or the proxy statement, none of the participants (i) has purchased or sold any of such securities within the past two years or (ii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or the proxy statement, none of the participants' affiliates beneficially owns, directly or indirectly, any of our securities. Other than as disclosed in this Appendix A or the proxy statement, none of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon pursuant to this proxy statement (other than, with respect to each of the Board's nominees, such nominee's interest in election to the Board of Directors) or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

        Other than as set forth in this Appendix A or the proxy statement, none of the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

        Other than as set forth in this Appendix A or the proxy statement, none of the participants or any of their associates (i) has any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) beneficially owns, directly or indirectly, any shares or other securities of our Company or any parent or subsidiary of our Company.

        Other than as set forth in this Appendix A or the proxy statement, there are no material legal proceedings in which any of the directors or executive officers of the Company or any of their affiliates, any owner of more than 5% of any class of the Company's voting securities, or any associated persons, is a party adverse to the Company or any of its subsidiaries, or proceedings in which such persons have a material interest adverse to the Company or any of its subsidiaries.

MMMMMMMMMMMM PRELIMINARY PROXY CARD SUBJECT TO COMPLETION DATED JUNE 30, 2015 MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on . MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/GSIT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION OF THIS WHITE PROXY CARD IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. To elect the following seven (7) persons directors to serve on the Company's Board of Directors and hold office until their respective successors are duly elected and qualified: + For Withhold For Withhold For Withhold 01 - Lee-Lean Shu, Chairman of the Board, President and Chief Executive Officer, GSI Technology, Inc. 04 - Haydn Hsieh, Chairman and Chief Executive Officer, Wistron NeWeb Corp. 02 - Jack A. Bradley, Partner, David Powell Financial Services 05 - Ruey L. Lu, President; EMPIA Technology 03 - E. Thomas Hart, Non-executive Chairman of the Board, QuickLogic Corporation 06 - Arthur O. Whipple, North American Chief Financial Officer, ABBYY USA 07 - Robert Yau, Vice President, Engineering: GSI Technology, Inc. For Against Abstain ForAgainst Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2016. 4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting. 3. To vote on the advisory (non-binding) resolution regarding the compensation of the executive officers named in the Summary Compensation Table, as disclosed in the proxy statement for the annual meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING. Non-Voting Items Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee. guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 4 3 8 0 4 1 024CQE MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION OF THIS WHITE PROXY CARD IN THE ENCLOSED ENVELOPE. q Proxy — GSI TECHNOLOGY, INC. Proxy for the Annual Meeting of Stockholders To be held on Solicited by the Board of Directors The annual meeting of stockholders will be held on at P.M. PDT at DLA Piper US LLP, 2000 University Avenue, East Palo Alto, CA 94303-2248. The undersigned hereby appoints Lee-Lean Shu and Douglas Schirle, and each of them, with full power of substitution, as proxies and attorneys-in-fact to represent the undersigned and to vote all of the shares of stock in GSI Technology, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at DLA Piper US LLP, 2000 University Avenue, East Palo Alto, CA 94303-2248 on at P.M. PDT, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated July , 2015 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON : A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the notice of annual meeting, proxy statement, proxy card and annual report to stockholders, may be viewed at http://gsitechnology.mwnewsroom.com/Proxy-Materials. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4. SEE REVERSE SIDE SEE REVERSE SIDE